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                                                                Exhibit 10.27(b)

                              Lifemark Corporation
                             7600 North 16th Street
                                    Suite 150
                             Phoenix, Arizona 85020


                                 August 11, 2000


Mrs. Rhonda Brede
7600 North 16th Street
Suite 150
Phoenix, Arizona  85020

Dear Rhonda:

         This letter amends the October 14, 1999 agreement pursuant to which Lifemark Corporation ("Lifemark") has agreed to employ you and you have agreed to serve as President and Chief Executive Officer of Lifemark effective October 14, 2000.

         As of October 14, 2000, Lifemark granted you ten year stock options to purchase 150,000 shares of Lifemark common stock. You also agreed to exercise these options at the time of their vesting by delivering to Lifemark a secured nine-year promissory note in the full amount of your exercise price. 90,000 of the options granted to you vested immediately and were exercised by you on October 14, 1999. The remaining 60,000 options granted to you under the 1999 Executive Stock Option and Ownership Plan will vest immediately if the Plan is approved by the Company's stockholders.

         Lifemark and you agree to amend the October 14, 1999 agreement to provide that you are entitled, but have no obligation, to exercise the remaining options immediately upon their vesting.

         The substance of the terms of this letter was negotiated and agreed to in Arizona and it is solely for the convenience of the parties that it is being signed by facsimile outside of Arizona. Arizona law applicable to contracts made and to be performed in Arizona shall therefore apply to and govern all aspects of this Agreement.

         Please confirm your agreement with and acceptance of the provisions of this letter by signing and returning the enclosed copy of this letter where indicated.


                                               Sincerely,


                                               /s/Richard C. Jelinek
                                               Richard C. Jelinek,
                                               Chairman

ACCEPTED AND AGREED:


/s/Rhonda E. Brede
Rhonda Brede